                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Amylin Pharmaceuticals, Inc.
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                (Name of Registrant as Specified In Its Charter)


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[X]     No fee required.
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[ ]     Fee paid previously with preliminary materials.

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

                          AMYLIN PHARMACEUTICALS, INC.
                            9373 TOWNE CENTRE DRIVE
                              SAN DIEGO, CA 92121
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 1999

TO THE STOCKHOLDERS OF AMYLIN PHARMACEUTICALS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Monday, May 24, 1999 at 10:00 a.m. local time at the Hyatt Regency La Jolla, located at 3777 La Jolla Village Drive, San Diego, California 92122, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 100,000 shares.

     3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 26, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          /s/ JOSEPH C. COOK, JR.
                                          JOSEPH C. COOK, JR.
                                          Chairman of the Board and Chief
                                          Executive Officer

San Diego, California
April 15, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          AMYLIN PHARMACEUTICALS, INC.
                            9373 TOWNE CENTRE DRIVE
                              SAN DIEGO, CA 92121
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 1999
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 24, 1999, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hyatt Regency La Jolla, located at 3777 La Jolla Village Drive, San Diego, California 92122. The Company intends to mail this proxy statement and accompanying proxy card on or about April 15, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Beacon Hill Partners, Inc., a professional proxy soliciter. No additional compensation will be paid to directors, officers or other regular employees for such services, but Beacon Hill Partners, Inc. will be paid its customary fee, estimated to be about $4,750 if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 26, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 26, 1999, the Company had outstanding and entitled to vote 36,797,806 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9373 Towne Centre Drive, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 10, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also December 10, 1999. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are six nominees for the six Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until a successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, each having been elected by the stockholders.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                   PRINCIPAL OCCUPATION/POSITION
              NAME                 AGE                 HELD WITH THE COMPANY
              ----                 ---             -----------------------------
Joseph C. Cook, Jr...............  57    Chairman of the Board and Chief Executive Officer
James C. Blair, Ph.D.(1).........  59    General Partner, Domain Associates, L.L.C.
James C. Gaither(1)..............  61    Partner, Cooley Godward LLP
Ginger L. Graham(2)..............  43    Vice President of Guidant Corporation
Howard E. Greene, Jr.............  56    Member, Board of Directors
Vaughn M. Kailian(2).............  54    President and Chief Executive Officer of COR
                                           Therapeutics, Inc.

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     MR. COOK has been Chairman of the Board and Chief Executive Officer since March 1998. Prior to such time, he had served as a Board member of, and a consultant to, the Company since 1994. Mr. Cook is also a director of Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company, and NABI, Inc., a research and development driven biopharmaceutical company that makes and markets products for people with life-threatening conditions. Mr. Cook is a founder and serves as Chairman of the Board of Microbia, Inc., a privately held biotechnology company. Mr. Cook is also a founder of Clinical Products, Ltd., Life Science Advisors, LLC, Cambrian Associates, LLC, and Mountain Ventures, Inc.

Mr. Cook retired as a Group Vice-President of Eli Lilly & Company in 1993 after more than 28 years of service. Mr. Cook received a B.S. in Engineering from the University of Tennessee.

     DR. BLAIR has served as a director since December 1988 and serves on the Compensation Committee. He has been a managing member of Domain Associates, L.L.C., a venture capital investment firm, since 1985. Domain Associates manages Domain Partners, L.P., Domain Partners II, L.P., Domain Partners III, L.P. and Domain Partners IV, L.P. and is the U.S. venture capital advisor to Biotechnology Investments, Ltd. From 1969 to 1985, Dr. Blair was an officer of three investment banking and venture capital firms. Dr. Blair is a director of Aurora Biosciences, Inc., CoCensys, Inc., Dura Pharmaceuticals, Inc., Trega Biosciences, Inc. and Vista Medical Technologies, Inc. Dr. Blair received a B.S.E. from Princeton University and the M.S.E. and Ph.D. degrees from the University of Pennsylvania in electrical engineering.

     MR. GAITHER has served as a director since November 1995 and serves on the Compensation Committee. He has been a partner of the law firm Cooley Godward LLP ("Cooley Godward") since 1971 where he also served as managing partner from 1984 to 1990. Prior to joining Cooley Godward in 1969, Mr. Gaither served as Staff Assistant to the President of the United States from July 1966 to January 1969. He is a director of Basic American, Inc., Levi Strauss & Co., NVIDIA Corporation and Siebel Systems, Inc. and serves on the executive committee of the Board of Visitors at Stanford Law School. He previously served as President of the Board of Trustees of Stanford University and as Chairman of its Investment Committee. He is a trustee of the Carnegie Endowment for International Peace, The James Irvine Foundation, RAND, and The William and Flora Hewlett Foundation. Mr. Gaither received his J.D. from Stanford University.

     MS. GRAHAM has served as a director since November 1995 and serves on the Audit Committee. Since 1993, Ms. Graham has served as President of the Vascular Intervention Group of Guidant Corporation, a medical device company, which includes Advanced Cardiovascular Systems ("ACS") and Devices for Vascular Intervention. She has also served as President and Chief Executive Officer of ACS since January 1993. Prior to joining ACS, she held various positions with Eli Lilly & Company from 1979 to 1992, including sales and strategic planning positions. She serves on the Board of Directors and the Executive Committee for the California Healthcare Institute and on the Advisory Board of the California Institute for Federal Policy Research and is a HIMA special representative to the Payment and Health Care Delivery Committee. She is also a member of the Committee 200. Ms. Graham received an M.B.A. from Harvard University.

     MR. GREENE has served as a director since September 1987 when he co-founded the Company. Mr. Greene is an entrepreneur who has founded, managed, and financed several medical technology companies. From September 1987 to July 1996 Mr. Greene served as Chief Executive Officer of the Company; he was a full time employee of the Company from September 1989 until September 1996, and a half-time employee and Chairman of the Executive Committee until March 1998. From October 1986 until July 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech from March 1979 until its acquisition by Eli Lilly & Company in March 1986, and he was co-inventor of Hybritech's patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979 and a consultant with McKinsey & Company from 1967 to 1974. He is Chairman of the Board of Cytel Corporation, and a director of Biosite Diagnostics, Inc. and The International Biotechnology Trust plc, a British Investment company. Mr. Greene received an M.B.A. from Harvard University.

     MR. KAILIAN has served as a director since November 1995 and serves on the Audit Committee. Mr. Kailian has served as President, Chief Executive Officer and Director of COR Therapeutics, Inc. since March 1990. From 1967 to 1990, Mr. Kailian was employed by Marion Merrell Dow, Inc., a pharmaceutical company, and its predecessor companies, in various general management, product development, marketing and sales positions. Among the positions held by Mr. Kailian were President and General Manager, Merrell Dow USA and Corporate Vice President of Global Commercial Development, Marion Merrell Dow, Inc. Mr. Kailian is also a director of the Biotechnology Industry Organization and the California Health Care Institute and is a director and serves on the compensation committee of Axys Pharmaceuticals, Inc. Mr. Kailian holds a B.A. from Tufts University.

BACKGROUND OF EXECUTIVES NOT DESCRIBED ABOVE

     The names of and certain information regarding the Company's executives as of March 31, 1999 are set forth below:

                NAME                  AGE           POSITION HELD WITH THE COMPANY
                ----                  ---           ------------------------------
Daniel M. Bradbury..................  37    Senior Vice President of Corporate Development
Martin R. Brown.....................  52    Vice President of Operations
Nancy K. Dahl.......................  42    Vice President, General Counsel and Secretary
Richard A. Kenley, Ph.D.............  51    Senior Vice President of Product Development
Orville G. Kolterman, M.D...........  51    Senior Vice President of Clinical Affairs
Andrew A. Young, M.D., Ph.D.........  46    Vice President of Research

     MR. BRADBURY, an executive officer of the Company, has served as Senior Vice President of Corporate Development since April 1998. Mr. Bradbury previously served as Vice President of Marketing from June 1995 to April 1998. From July 1994 to May 1995, Mr. Bradbury held the position of Director of Marketing, Amylin Europe Limited. Prior to joining the Company, Mr. Bradbury was employed by SmithKline Beecham Pharmaceuticals from September 1984 to July 1994, where he held a number of positions, most recently as Associate Director, Anti-Infectives in the Worldwide Strategic Product Development Division. Mr. Bradbury holds a B.Pharm. (Hons.) from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education and is a member of the Royal Pharmaceutical Society of Great Britain.

     MR. BROWN, an executive officer of the Company, has served as Vice President of Operations since October 1998. Mr. Brown previously served as Senior Director, Information Technology from May 1994 to October 1998. Prior to joining the Company, from 1989 to 1993, Mr. Brown was Director, Information Systems, Europe, based in London, England for Eli Lilly & Company. From 1988 to 1989, Mr. Brown was Director, Information Systems for the Medial Devices and Diagnostics Division of Eli Lilly & Company; he served as Director, Information Systems of IVAC Corporation, one of the seven companies in that division, from 1983 to 1988. Mr. Brown received a B.S. in Commerce and Engineering and an M.B.A. in Operations Research from Drexel University.

     MS. DAHL, an executive officer of the Company, has served as Vice President and General Counsel since January 1999. Ms. Dahl previously served as Vice President and Associate General Counsel from November 1998 to December 1998. From December 1996 to November 1998, Ms. Dahl held the position of Associate General Counsel, and from May 1993 to December 1996, she served as Senior Attorney. Prior to joining the Company, from 1989 to 1993, she was an attorney in private practice with the law firm of Lyon & Lyon. From 1987 to 1989, Ms. Dahl was in private practice with the law firm of Brobeck, Phleger & Harrison. From 1986 to 1987, she served as a judicial clerk to the Honorable David R. Thompson of the U.S. Court of Appeals for the Ninth Circuit. Ms. Dahl received a J.D. degree from the University of Oregon and a B.S. degree in zoology from the University of Wisconsin.

     DR. KENLEY, an executive officer of the Company, has served as Senior Vice President of Product Development since February 1997. From January 1994 to February 1997, Dr. Kenley served as Vice President of Product Development. Additionally since January 1999, Dr. Kenley has served as Managing Director of the Company's Cabrillo Laboratories Division. Prior to joining the Company, from 1990 to 1994, he was Director of Pharmaceutical Sciences at Genetics Institute, Inc. From 1986 to 1990, Dr. Kenley was Associate Director of Analytical Chemistry at Baxter Healthcare Corporation, and from 1982 to 1986 he was Department Head of Analytical Chemistry Development at Syntex Corporation. Dr. Kenley earned a Ph.D. in chemistry from the University of California at San Diego.

     DR. KOLTERMAN, an executive officer of the Company, has served as Senior Vice President of Clinical Affairs since February 1997. Dr. Kolterman previously served as Vice President, Medical Affairs from July 1993 to February 1997 and Director, Medical Affairs from May 1992 to July 1993. From 1983 to May 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center, at the University of California, San Diego Medical Center. Since 1989 he has been Adjunct Professor of Medicine at UCSD. From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver. He was a member of the Diabetes Control and Complications Trial (DCCT) Study Group at the time of its completion in 1993 and presently serves as a member of the Epidemiology of Diabetes Intervention and Complications (EDIC) Study. He is also a past-President of the California Affiliate of the American Diabetes Association. Dr. Kolterman earned an M.D. from Stanford University School of Medicine.

     DR. YOUNG has served as Vice President of Research since October 1998 and as Vice President of Physiology since January 1994. From 1989 to 1993 he held a number of positions in the Company's Physiology Department, most recently as Principal Scientist and Senior Director of Physiology. Prior to joining the Company in 1989, Dr. Young was a lecturer in the Department of Physiology at the University of Auckland, New Zealand and a part-time general medical practitioner. From 1984 to 1987, Dr. Young was a Clinical Research Scientist at the National Institutes of Health in Phoenix, Arizona, where he studied insulin resistance and diabetes. He received his M.B., Ch.B. (M.D.) and his Ph.D. in Physiology from the University of Auckland, New Zealand.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998 the Board of Directors held fourteen meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee was composed of two non-employee directors: It was composed of Mr. Cook and Mr. Timothy Wollaeger until March 1998, when it was reconstituted to consist of Ms. Graham and Mr. Kailian. It met once during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company's 1991 Stock Option Plan, as amended, administers and approves stock offerings under the Company's Employee Stock Purchase Plan, administers the Company's Non-Employee Directors' Stock Option Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee was composed of two non-employee directors. It was composed of Dr. Blair and Mr. Timothy Wollaeger until March 1998, when it was reconstituted to consist of Dr. Blair and Mr. Gaither. It met two times during such fiscal year.

     The Board of Directors has delegated to the Company's Chief Executive Officer the authority to grant stock options under the Company's 1991 Stock Option Plan, as amended, to employees of the Company that are not executive officers, directors or 10% stockholders of the Company, provided such grants are in accordance with guidelines that have been approved in advance by the Board of Directors.

     During the fiscal year ended December 31, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2

           APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN,
                                   AS AMENDED

     In November 1991, the Board adopted, and the stockholders subsequently approved, the Company's Employee Stock Purchase Plan (the "Purchase Plan"). As a result of a series of amendments, as of January 31, 1999, there were 500,000 shares of Common Stock reserved for issuance under the Purchase Plan. In April 1999, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 500,000 shares to a total of 600,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

     As of January 31, 1999, an aggregate of 458,276 shares of the Company's Common Stock had been purchased under the Purchase Plan. Only 41,724 shares of Common Stock remained available for future purchase under the Purchase Plan.

     Stockholders are requested in this Proposal 2 to approve the amendment to the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

     The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of March 31, 1999, approximately 58 of the Company's approximately 65 employees are eligible to participate in the Purchase Plan.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

     The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

     The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

OFFERINGS

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Each offering is no more than twenty-seven months long.

ELIGIBILITY

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been employed by the Company or the designated affiliate for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two years. Unless the Board provides otherwise, officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in offerings under the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

     Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the purchase period.

PURCHASE PRICE

     The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the exercise date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. Except as provided for in the offering, a participant may not increase or begin such payroll deductions after the beginning of any purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into such account subject to certain conditions.

PURCHASE OF STOCK

     By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period.

     Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate on November 19, 2001.

     The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, or under Section 423 of the Code.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation may assume the rights under the Purchase Plan or substitute similar rights, or such rights may continue in full force and effect, or participant's accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction and the participant's rights under the ongoing offering are terminated.

STOCK SUBJECT TO PURCHASE PLAN

     Subject to stockholder approval of this Proposal, an aggregate of 600,000 shares of Common Stock will be reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

     The following table presents certain information with respect to shares purchased in 1998 under the Purchase Plan by (i) the Named Executive Officers (as defined in the Summary Compensation Table), (ii) all executive officers as a group and (iv) all non-executive officer employees as a group. Non-employee directors are not eligible to purchase shares under the Purchase Plan.

                               NEW PLAN BENEFITS

                                                                            NUMBER OF SHARES
                  NAME AND POSITION                    DOLLAR VALUE($)(1)      PURCHASED
                  -----------------                    ------------------   ----------------
Joseph C. Cook, Jr...................................             0                   0
  CEO and Chairman of the Board of Directors
Richard M. Haugen....................................             0                   0
  Former President and CEO
Maurizio Denaro, M.D.................................         3,699               1,096
  Former Executive Vice President and Chief Technical
  Officer
Bradford J. Duft.....................................             0                   0
  Former Senior Vice President and General Counsel
Richard A. Kenley, Ph.D..............................         4,207                 972
  Senior Vice President, Product Development
Orville G. Kolterman, M.D............................         8,517               2,119
  Senior Vice President of Clinical Affairs
All executive officers as a group(2).................        30,837               7,503
All non-executive officer employees as a group(2)....       150,969              39,321

---------------
(1) Fair market value on the date of purchase multiplied by the number of shares purchased.

(2) Represents number of executive officers as a group and number of non-executive officer employees as a group as of March 31, 1999.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in September 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1998 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                 BENEFICIAL OWNERSHIP
                                                          -----------------------------------
                  BENEFICIAL OWNER(1)                     NUMBER OF SHARES   PERCENT OF TOTAL
                  -------------------                     ----------------   ----------------
James C. Blair(2)(3)....................................       711,616             1.94%
Joseph C. Cook, Jr.(2)..................................       873,157             2.35%
Maurizio Denaro(2)......................................       135,980                *
Bradford J. Duft(2).....................................       215,419                *
James C. Gaither(2).....................................        50,350                *
Ginger L. Graham(2).....................................        38,596                *
Howard E. Greene, Jr.(2)(4).............................     1,744,180             4.75%
Richard M. Haugen(2)....................................       298,225                *
Vaughn M. Kailian(2)....................................        38,596                *
Richard A. Kenley(2)....................................       156,958                *
Orville G. Kolterman(2).................................       184,659                *
Johnson & Johnson Development Corporation(5)............     4,986,357            13.03%
  One Johnson & Johnson Plaza
  New Brunswick, NJ 08933
Wellington Management Company(6)........................     2,277,500             6.20%
  75 State Street
  Boston, MA 02109
All executive officers and directors as a group (13
  persons)(2)...........................................     4,512,665            11.87%

---------------
 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,726,000 shares outstanding on December 31, 1998, adjusted as required by rules promulgated by the Securities and Exchange Commission ("SEC"). Except as shown otherwise in the table, the address of each stockholder listed is in care of the Company at 9373 Towne Centre Drive, San Diego, California 92121.

(2) Includes shares which certain current or former executive officers, directors and principal stockholders of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options and warrants, as follows: Dr. Blair, 13,898 shares; Mr. Cook, 388,157 shares; Dr. Denaro, 132,713 shares; Mr. Duft, 139,363 shares; Mr. Gaither, 38,596 shares; Ms. Graham, 38,596 shares; Mr. Greene, 3,898 shares; Mr. Haugen, 245,780 shares; Mr. Kailian, 38,596 shares; Dr. Kenley, 154,985 shares; Dr. Kolterman, 180,160 shares; and all executive officers and directors as a group, 1,301,670 shares.

(3) Dr. Blair may be deemed to be the beneficial owner of 653,847 shares held of record by Domain Partners II, L.P. Dr. Blair is a general partner of One Palmer Square Associates II, L.P., the general partner of Domain Partners II, and shares voting and investment power with respect to such shares.

(4) Includes 1,740,282 shares as to which Mr. Greene shares voting and dispositive power with a family trust.

(5) Includes 1,530,950 shares Johnson & Johnson has the right to acquire pursuant to an outstanding warrant.

(6) Includes 580,000 shares as to which Wellington Management Company ("WMC") has shared voting power and 2,277,500 shares as to which WMC has shared dispositive power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Mr. Cook filed a late Form 5 which covered one transaction whereby Mr. Cook was granted an option to purchase 15,000 shares of the Company's Common Stock, of which options to purchase 12,676 shares were subsequently cancelled.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives $1,000 attendance fee for each meeting of the Board such director attends, subject to the Directors' Deferred Compensation Plan described below. In the fiscal year ended December 31, 1998, the total compensation paid to non-employee directors was $3,052, subject to the Company's Directors' Deferred Compensation Plan described below. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the Company's Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

     The Directors' Plan provides that, each person who is, immediately following each annual meeting of stockholders of the Company that occurs in an even year (i.e. 2000, 2002, 2004, etc.) (hereinafter, an "Even Year Annual Meeting"), a non-employee director of the Company shall be granted, effective as of the date of such Even Year Annual Meeting, an option to purchase 10,000 shares of Common Stock of the Company pursuant to the Directors' Plan ("Recurring Options"). The Directors' Plan also provides that each person who is elected for the first time by the Board or stockholders of the Company to serve as a non-employee director and who has not previously served as a member of the Board, shall be granted, upon election, an option to purchase 20,000 shares of Common Stock ("Initial Election Options"). The exercise price of options granted under the Directors' Plan is equal to the fair market value of the Common Stock subject to the option on the date of the grant. Recurring Options vest at a daily rate over two years following the date of grant. Initial Election Options vest as to 25% of the total number of shares subject to such options on the date that is one year from the date of grant and thereafter at a daily rate over the remaining three years. The term of options under the Directors' Plan is ten years. The Directors' Plan provides that in the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then to the extent permitted by applicable law, the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event.

     During the last fiscal year, the Company granted options covering 10,000 shares to each non-employee director of the Company (in one case to an affiliate of a non-employee director), at an exercise price per share of $4.37. The fair market value of such Common Stock on the date of grant was $4.37 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of December 31, 1998, 21,424 options had been exercised under the Directors' Plan.

     Effective in September 1996, Mr. Greene entered into an agreement with the Company pursuant to which he would continue to serve as Chairman of the Board and he would serve as a part-time employee of the Company. Under his agreement with the Company, Mr. Greene received an annual salary of $157,500 and his outstanding options to purchase shares of the Company's stock under the Company's 1991 Stock Option Plan continued to vest at one-half of the rate at which such options vest for full-time employees of the Company, subject to the terms and conditions of the 1991 Stock Option Plan. In March 1998, Mr. Greene resigned as Chairman of the Board and an employee of the Company, but he remains a director of the Company.

     In August 1997, the Company adopted a Directors' Deferred Compensation Plan that permits participating non-employee directors to elect, on an annual basis, to defer all or a portion of their cash compensation as directors in a deferred stock account pursuant to which the deferred fees are credited in the form of shares of the Company's Common Stock, based on the market price of the stock at the time the deferred fees are earned. Deferred amounts are, therefore, valued according to fluctuations in the fair market value of the Company's Common Stock. When a participant ceases serving as a director, the participant will be entitled to receive the value of his or her account in cash and/or in the form of the Company's Common Stock, either in a single lump sum payment or in equal annual installments, as determined by the Company in its sole discretion. All non-employee directors chose to defer all or a portion of their cash compensation for the period January 1, 1998 through December 31, 1998.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 1996, 1997 and 1998, compensation awarded or paid to, or earned by, each person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1998, and the Company's other four most highly compensated executive officers at December 31, 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                       ANNUAL COMPENSATION(1)                 AWARDS
                            --------------------------------------------   ------------
                                                            OTHER ANNUAL      SHARES       ALL OTHER
         NAME AND                                           COMPENSATION    UNDERLYING    COMPENSATION
    PRINCIPAL POSITION      YEAR   SALARY($)     BONUS($)       ($)         OPTIONS(#)       ($)(2)
    ------------------      ----   ---------     --------   ------------   ------------   ------------
Joseph C. Cook, Jr.(3)....  1998    234,054           --       92,472(4)     765,000(5)       1,248
  CEO and Chairman of
  the Board of Directors
Richard M. Haugen(6)......  1998    224,125           --           --         35,000          4,998
  Former President and      1997    350,000           --           --             --          4,758
  CEO                       1996    168,068(7)    50,000           --        500,000(8)          --
Maurizio Denaro(9)........  1998    243,963       42,093           --        100,300         78,849(10)
  Former Executive          1997    244,250           --           --         12,500          4,764
  Vice President and        1996    188,605(11)   26,000       78,824(12)    141,000             --
  Chief Technical Officer
Bradford J. Duft(13)......  1998    318,720       56,723           --         38,000(14)    119,250(10)
  Former Senior             1997    238,466           --           --         10,000(15)         --
  Vice President and        1996    215,946           --           --         20,000(16)         --
  General Counsel
Richard A. Kenley.........  1998    214,281       37,125           --         50,700          3,721
  Senior Vice President,    1997    218,307           --           --         10,000          3,683
  Product Development       1996    195,602           --           --         25,000             --
Orville G. Kolterman......  1998    232,535       36,323           --        150,700          4,294
  Senior Vice President     1997    213,517           --           --         10,000          4,282
  of Clinical Affairs       1996    195,567           --           --         35,000             --

---------------
 (1) As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

 (2) Except as otherwise noted, consists of matching contributions made by the Company in Common Stock under its 401(k) plan and represents the fair market value of the Company's Common Stock on the calculation date multiplied by the number of shares.

 (3) Mr. Cook became CEO and Chairman of the Board of Directors in March 1998.

 (4) Represents cost of living and associated travel expenses and related tax gross-up payments paid to Mr. Cook by the Company.

 (5) Includes options to purchase 12,676 shares which have been cancelled.

 (6) Mr. Haugen resigned as President, Chief Executive Officer and a director of the Company in March 1998.

 (7) Reflects salary payments from date of employment with the Company, July 1996, through December 31, 1996.

 (8) Includes options to purchase 254,220 shares which have been cancelled.

 (9) Dr. Denaro was serving as an executive officer as of December 31, 1998. His employment with the Company has terminated. See "Employment Agreements."

(10) Represents severance payments to Dr. Denaro and Mr. Duft of $75,682 and $119,250, respectively. See "Employment Agreements."

(11) Reflects salary payments from date of employment with the Company, February 1996, through December 31, 1996.

(12) Includes relocation expenses and related tax gross-ups paid to Dr. Denaro of $78,824 in 1996.

(13) Mr. Duft was serving as an executive officer as of December 31, 1998. His employment with the Company has terminated. See "Employment Agreements."

(14) Includes options to purchase 38,000 shares which have been cancelled.

(15) Includes options to purchase 6,043 shares which have been cancelled.

(16) Includes options to purchase 9,594 shares which have been cancelled.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1991 Stock Option Plan (the "Option Plan"). As of December 31, 1998, options to purchase a total of 5,939,069 shares were outstanding under the Option Plan and options to purchase 1,064,129 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                                                                                        POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                                       ------------------                               ANNUAL RATES OF STOCK
                          SHARES       % OF TOTAL OPTIONS                              PRICE APPRECIATION FOR
                        UNDERLYING          GRANTED                                       OPTION TERM($)(3)
                          OPTIONS       TO EMPLOYEES IN      EXERCISE     EXPIRATION   -----------------------
        NAME           GRANTED(#)(1)   FISCAL YEAR(%)(2)    PRICE($/SH)      DATE         5%           10%
        ----           -------------   ------------------   -----------   ----------   ---------   -----------
Joseph C. Cook,
  Jr.................      15,000(4)          0.44             $5.81        2/17/08      54,904       138,568
                          500,000            14.86              2.66        3/24/08     837,900     2,114,700
                          250,000             7.43              0.31       10/22/08      48,825       123,225
Richard M. Haugen....      35,000             1.04             $2.91        3/12/08      64,165       161,941
Maurizio Denaro......      25,300             0.75             $2.91        3/12/08      46,382       117,060
                           50,000             1.49              3.28         4/8/08     103,320       260,760
                           25,000             0.74              0.31       10/22/08       4,882        12,322
Bradford J. Duft.....      18,000(5)          0.53             $2.91        3/12/08      32,999        83,284
                           20,000(5)          0.59              3.28         4/8/08      41,328       104,304
Richard A. Kenley....      20,700             0.61             $2.91        3/12/08      37,949        95,777
                           30,000             0.89              3.28         4/8/08      61,992       156,456
Orville G.
  Kolterman..........      20,700             0.61             $2.91        3/12/08      37,949        95,777
                           30,000             0.89              3.28         4/8/08      61,992       156,456
                          100,000             2.97              0.31       10/22/08      19,530        49,290

---------------
(1) Except for those options granted in October 1998, such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest daily over the following three years. Options granted in October 1998 vest according to the following schedule: 25% vest six months from the date of grant and the remainder vest daily over the following 18 months. Certain options granted under the Option Plan are immediately exercisable but are subject to the Company's right to repurchase unvested shares on termination of employment.

(2) Based on options to purchase 3,364,337 shares of Common Stock granted to employees, including Named Executive Officers, under the Option Plan during the fiscal year ended December 31, 1998.

(3) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159%, respectively.

(4) Includes options to purchase 12,676 shares which have been cancelled.

(5) Includes options to purchase 18,000 shares and 20,000 shares which have been cancelled.

                AGGREGATED OPTION EXERCISES IN 1998 FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                             SHARES                     AS OF FY-END(#)(1)            AS OF FY-END($)(2)
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
          NAME             EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------   -----------   -------------   -----------   -------------
Joseph C. Cook, Jr.......      --          --         367,324        600,000          --           $47,500
Richard M. Haugen........      --          --         245,780         35,000          --                --
Maurizio Denaro..........      --          --         103,929        149,871          --           $ 4,750
Bradford J. Duft.........      --          --         139,363              0          --                --
Richard A. Kenley........      --          --         147,425         71,406          --                --
Orville G. Kolterman.....      --          --         172,523        173,321          --           $19,000

---------------
(1) Includes both in-the-money and out-of-the-money options. Certain options granted under the Option Plan are immediately exercisable but are subject to the Company's right to repurchase unvested shares on termination of employment.

(2) The fair market value of the Company's Common Stock on December 31, 1998 ($0.50) less the exercise or base price. Excludes out-of-the-money options.

                             EMPLOYMENT AGREEMENTS

     Since 1994, Joseph C. Cook, Jr. has served as a consultant to the Company under various consulting agreements. In June 1995, the Company and Mr. Cook entered into a consulting agreement (the "Consulting Agreement"), which became effective in September 1995. Pursuant to the Consulting Agreement, Mr. Cook agreed to provide certain consulting services, including assistance in implementing the Company's business strategy. As part of Mr. Cook's compensation as a consultant, to date, Mr. Cook has been granted nonqualified stock options under the Company's Option Plan to purchase an aggregate of 270,000 shares of Common Stock. In connection with an earlier consulting agreement between the Company and Mr. Cook, in January 1995, the Company also entered into a phantom stock unit agreement with Farview Management Co., L.P. ("Farview"), a consulting firm of which Mr. Cook is a general partner (the "Phantom Stock Agreement"). Pursuant to the agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of the Company's Common Stock ("Phantom Stock Units"). The Phantom Stock Agreement provides that on the date Mr. Cook ceases to be a consultant to or director of the Company (the "Termination Date"), the Company will pay Farview the fair market value of the Phantom Stock Units in cash or shares of the Company's Common Stock, at the election of the Company. The fair market value of each Phantom Stock Unit is to be determined based on the closing price of a share of the Company's Common Stock as quoted on the Nasdaq National Market on the last trading day prior to the Termination Date.

     In addition, in February 1998, Mr. Cook was granted an option to purchase 15,000 shares of Common Stock, including options to purchase 12,676 shares that have been cancelled. Pursuant to the Consulting Agreement, as amended, Mr. Cook's consulting fees and the vesting of his options were determined based on hours of service performed. Mr. Cook was also reimbursed for any reasonable travel, living and business expenses incurred in connection with the performance of his consulting services.

     In March 1998, Mr. Cook accepted a position as Chairman of the Board of Directors and Chief Executive Officer of the Company. In connection with his appointment, Mr. Cook entered into an agreement with the Company pursuant to which his annual salary was set at $375,000. Under the terms of his agreement, Mr. Cook is eligible to receive an annual merit bonus of up to $250,000, payable upon the achievement of goals and milestones to be set by the Compensation Committee. In addition, Mr. Cook's agreement provides that the Company will reimburse Mr. Cook or pay for certain living expenses, associated travel expenses and tax gross-up payments related thereto. Mr. Cook was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's Option Plan at an exercise price of

$2.656 per share. The option vests as follows: 200,000 of the option shares will vest in equal monthly installments over the twelve months following Mr. Cook's employment start date; and the remaining 300,000 option shares will vest in equal monthly installments over the following thirty-six months. In addition, Mr. Cook's agreement provides that vesting of the option will be accelerated in full upon a change in control of the Company in accordance with the Company's standard vesting acceleration provisions.

     In accordance with the provisions of Mr. Cook's employment agreement, his Consulting Agreement with the Company was terminated as of the day prior to the date he commenced employment with the Company. Mr. Cook's employment agreement also provides that the portion of the outstanding options granted to Mr. Cook in connection with the Consulting Agreement which were vested as of his employment start date will remain outstanding and exercisable in accordance with their terms for so long as Mr. Cook remains employed by the Company and for twelve months thereafter, or for such longer period as is provided under the terms of those options.

     In October 1998, Mr. Cook was granted an option to purchase an aggregate of 250,000 shares of the Company's Common Stock under the Company's Option Plan at an exercise price of $0.313 per share. The option vests as follows: 62,500 shares will vest as of April 23, 1999 and the remaining shares will vest daily over the following 18 months. In addition, Mr. Cook's agreement provides that vesting of the option will be accelerated in full upon a change in control of the Company in accordance with the Company's standard vesting acceleration provisions.

     In July 1996, Mr. Richard Haugen accepted a position as President and Chief Executive Officer of the Company. In connection with Mr. Haugen's hiring he entered into an agreement with the Company pursuant to which his annual salary was set at $350,000, subject to future adjustment due to possible merit increases and annual merit bonuses. Mr. Haugen was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's Option Plan at an exercise price of $8.50 per share. Effective March 1998, Mr. Haugen's annual salary was increased to $385,000.

     In March 1998, Mr. Haugen entered into an agreement with the Company pursuant to which he resigned as Chief Executive Officer, President and a director of the Company effective as of March 26, 1998 and agreed to serve as a full-time employee of the Company at his then-current base salary through June 30, 1998. In addition, Mr. Haugen agreed to serve as a consultant to the Company from July 1, 1998 through June 30, 1999 at the rate of $20,000 per month. His monthly time commitment as a consultant and the services to be performed are mutually agreed to by Mr. Haugen and the Company's Chief Executive Officer. In addition, under the terms of the agreement, the vesting of an option to purchase 35,000 shares of Common Stock which was granted to Mr. Haugen on March 13, 1998 accelerated in full effective as of March 26, 1998, and such option will remain outstanding and exercisable in accordance with its terms through June 30, 1999. Mr. Haugen's other outstanding options to purchase Common Stock continued to vest in accordance with their terms through June 30, 1998, and to the extent such options were vested as of such date, they will remain outstanding and exercisable in accordance with their terms through June 30, 1999.

     In December 1997, Bradford J. Duft entered into an agreement with the Company pursuant to which the Company delivered the sum of $124,000 (the "Amylin Funds") to BT Alex Brown Incorporated ("BTAB") to be held by BTAB in an interest-bearing account as collateral for Mr. Duft's obligations relating to his account with BTAB (the "BTAB Agreement"). In March 1998, the amount of the Amylin Funds was deemed to be a loan by the company to Mr. Duft made as of March 19, 1998 (the "Loan"). The Loan bears interest at an annual rate of 8.875%, is due and payable at any time following March 19, 1998 on demand by the Company and is secured by all shares of the Company's Common Stock and options to purchase shares of the Company's Common Stock owned beneficially or of record by Mr. Duft at any time prior to repayment of the Loan in full. In connection with the Company's reduction in force during 1998, Mr. Duft's employment with the Company was terminated in December 1998, at which time he was paid a total severance payment of $119,250, of which $100,000 was applied to partially repay the Loan and the remaining $19,250 was paid to Mr. Duft.

     In February 1999, Dr. Maurizio Denaro's employment with the Company was terminated in connection with the Company's reduction in force, and he was paid a severance payment in the amount of $75,681.78.

     In December 1996, Daniel M. Bradbury entered into an agreement with the Company pursuant to which the Company made an interest-free loan to Mr. Bradbury in the principal amount of $36,000 to assist Mr. Bradbury with relocation expenses. The principal amount of the loan will become due and repayable on the earlier of (a) the 45th day after termination of Mr. Bradbury's employment with the Company, (b) the sale of the property securing the loan or (c) December 10, 2000. The terms of the loan agreement also restrict Mr. Bradbury's ability to exercise stock options and to make withdrawals of, or take loans against, his contributed funds under the Company's 401(k) plan.

     In May 1998, as part of its efforts to conserve cash resources, the Company adopted an Employee Phantom Stock Salary Deferral Plan (the "Phantom Stock Plan") that permits participating eligible employees, including executive officers, to elect to defer up to 25% of their cash compensation as employees from May 1, 1998 to May 15, 1999 in a deferred stock account pursuant to which the deferred fees are credited in the form of shares of the Company's Common Stock, based on the market price of the stock as of May 1, 1998, which was $5.375. Deferred amounts are, therefore, valued according to fluctuations in the fair market value of the Company's Common Stock. If a participant ceases serving as an employee of the Company prior to May 31, 1999 (other than by such employee's voluntary termination of employment or such employee's death or permanent disability), the participant will be entitled to receive the value of his or her account in cash and/or in the form of the Company's Common Stock in a single lump sum payment, in the form determined by the Company in its sole discretion. In the event that a participant voluntarily terminates his or her employment with the Company prior to May 31, 1999, then such participant's deferred compensation account with the Company will have no value and such participant will have no right to receive any amounts from the Company, in any form, based on his or her compensation reductions in connection with the Phantom Stock Plan. In the event that a participant dies or becomes permanently disabled prior to May 31, 1999, the participant will be entitled to receive the value of his or her account in cash and/or in the form of the Company's Common Stock in a single lump sum payment, in the form determined by the Company in its sole discretion. Thirty-four employees chose to defer a portion of their cash compensation under the Phantom Stock Plan, which in the aggregate, totaled approximately $430,000 of deferred compensation. As of December 31, 1999, the value of this deferred compensation was approximately $40,000. Employee contributions to the Phantom Stock Plan were discontinued as of December 1, 1998.

     In February 1998, the Company adopted a Supplemental Incentive Bonus Program (the "Supplemental Bonus Program") for certain employees considered important to the Company's success during the subsequent two years. Under the Supplemental Bonus Program, each of the employees specifically designated by the Compensation Committee to participate in the program is eligible to receive a cash bonus equal to 50% of his or her base salary on March 1, 2000, less applicable payroll taxes and benefit contributions (the "Supplemental Bonus"), if he or she meets the following criteria: (i) the employee must be continuously employed by the Company or an affiliate of the Company on a full-time basis through March 1, 2000 (the "Bonus Date"); and (ii) the employee must retain a performance rating of "good" or better from March 1, 1998 through the Bonus Date. In addition, in the event of a change in control of the Company prior to March 1, 2000, participating employees may also be eligible to receive a portion of such bonus under specified circumstances. The Named Executive Officers designated by the Compensation Committee as eligible to participate in the Supplemental Incentive Bonus Program were Dr. Kolterman, Dr. Kenley, Mr. Duft and Dr. Denaro.

EMPLOYEE BENEFIT PLANS

     In addition to the Purchase Plan described under the caption "Proposal 2", the Phantom Stock Plan and the Supplemental Bonus Program described under the caption "Employment Agreements" and the 401(k) Plan described under the caption "Report of the Compensation Committee of the Board of Directors on Executive Compensation -- 401(k) Matching Contribution", the Company maintains the following employee benefit plan.

1991 STOCK OPTION PLAN

     In October 1991, the Company adopted the Option Plan and it was subsequently amended by the Company in May 1998. The purpose of the Option Plan is to assist the Company in attracting the services of new officers, employees and consultants and retaining the services of current officers, employees and consultants. The Option Plan provides a means by which selected officers, employees and consultants of the Company and its affiliates are given an opportunity to purchase stock in the Company. The Option Plan provides for the grant of both incentive and nonqualified stock options. Incentive stock options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonqualified stock options granted under the Option Plan are intended not to qualify as incentive stock options under the Code. The maximum number of shares of Common Stock that may be issued under the Option Plan is 7,800,000. As of January 31, 1999, approximately 56 of the Company's employees were eligible to participate in the Option Plan.

     Under the Option Plan, the Board or Compensation Committee may provide for the grant of stock options to eligible employees. The Board or Compensation Committee determines certain provisions of each option granted, including the number of shares to be granted to each person and the time such option may be exercised. The exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of the option grant. The exercise price of nonqualified stock options may not be less than 50% of the fair market value of the Common Stock on the date of grant. Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest daily over the following three years. Certain options granted under the Option Plan also are immediately exercisable but are subject to the Company's right to repurchase unvested shares on termination of employment. However, in October 1998 the Company granted certain options that vest according to the following alternative schedule: 25% vest six months from the date of grant and the remainder vest daily over the following 18 months. As of January 31, 1999, options to purchase a total of 5,162,121 shares of Common Stock were outstanding under the Option Plan.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") is composed of Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation arrangements.

COMPENSATION OBJECTIVES AND IMPLEMENTATION

     The objectives of the Company's executive compensation arrangements are to attract and retain the services of key management and to align the interests of its executives with those of the Company's stockholders. The Committee endeavors to accomplish these by:

     - Establishing compensation arrangements that are adequate to attract and retain the services of key management personnel and that deliver compensation commensurate with the Company's performance, as measured against the achievement of operating, financial and strategic objectives and taking into account competitive compensation practices in the industry.

     - Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than solely as employees.

     - Rewarding executives if stockholders receive an above-average return on their investment over the long term.

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION MIX AND MEASUREMENT

     A significant portion of the Company's annual executive compensation program is determined on the basis of corporate performance. The Company's executive compensation mix generally consists of a salary which in the Committee's opinion is adequate under the circumstances to retain the services of the executive, a cash bonus based on Company and individual performance and stock options that are intended to provide long-term incentives tied to increases in the value of the Company's Common Stock.

     SALARY. Salary is targeted at competitive levels within the biotechnology industry. For the purpose of establishing these levels, the Company compares itself to a self selected group of biotechnology companies in stages of development similar to that of the Company. The companies included in the survey are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement.

     Although the compensation (salary and bonus) surveys referred to above and the market indices included in the performance graph are broad and include companies in related industries, the surveys and indices were created for different purposes and accordingly are not comparable.

     For fiscal 1998, the Committee established target total compensation levels applicable to each executive officer based on data generated in the surveys. The Committee made its target salary determinations subjectively after considering the competitive nature of the biotechnology industry and the Company's need to attract and retain talented executive officers.

     The Committee then considers the level of responsibility, experience and contributions of each executive officer and sets each officer's salary taking into account the target compensation, recent corporate performance (based on the factors discussed above) and the Committee's evaluation of individual performance. For fiscal 1998, the salary of each executive officer was generally at or near the median target total compensation levels determined through the surveys.

     ANNUAL CASH BONUS. The Committee, as frequently as circumstances warrant, evaluates the Company's corporate performance based on achievement of established strategic, scientific and financial goals. In 1997, the Company implemented a cash bonus program for officers and full-time non-officer employees based on corporate and individual performance. A bonus was not paid in 1997. A bonus was paid in early 1998 based on corporate and individual performance against the Company's key objectives during 1997. The Company does not plan to pay a bonus for corporate and individual performance for 1998.

     LONG-TERM INCENTIVES. Long-term incentives are provided to executives through the Company's Phantom Stock Plan and Supplemental Bonus Program as described under the caption "Employment Agreements", its Purchase Plan as described under the caption "Proposal 2" and its equity incentive program, which consists primarily of its Option Plan. Grants under the Option Plan have a term of 10 years and are generally tied to the market valuation of the Company's Common Stock, thereby providing an additional incentive for executives to build stockholder value. In addition, grants are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from this plan only if strategic goals are achieved and the Company's Common Stock appreciates accordingly. This component is intended to retain and motivate executives to improve long-term stock market performance. Additional long-term incentives are provided through the Company's Employee Stock Purchase Plan in which all eligible employees may participate up to 15% of their annual compensation.

     Option grant levels to executive officers are subjectively determined by the Committee after considering stock option grant data taken from the compensation surveys referred to above, as well as the level of responsibility, experience and contributions of each executive officer. Generally, the Committee expects to grant options to executive officers annually as part of the performance review process for each officer. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive officer, including the number of such shares that have vested and that remain unvested.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Company's Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

     REPORT ON REPRICING OF OPTIONS. In April 1998, the Compensation Committee approved, and the Board ratified, an employee option exchange program (the "1998 Repricing") applicable to employees of the Company who were not executive officers. The 1998 Repricing was approved by the Company's stockholders at the 1998 Annual Meeting. Under the 1998 Repricing, outstanding options held by qualifying non-officer employees with an exercise price greater than $4.938 per share, the closing price of the Company's Common Stock on the date of the exchange (the "1998 Exchange Price"), were eligible to be exchanged for new options to purchase the same number of shares at an exercise price equal to the 1998 Exchange Price. Subject to certain exceptions, the new options are not exercisable until one year after the date of issuance, at which time they will continue to vest to the same extent as the old options surrendered therefor. At the time the program was implemented, substantially all of the options then outstanding under the Option Plan had exercise prices significantly above the then-current market price of the Company's Common Stock. In light of the decline in the Company's Common Stock price and because options are a key component of the Company's long-term incentive program, the Committee determined that the program was necessary to retain such employees. The 1998 Repricing was implemented prior to the time that Nancy K. Dahl and Daniel M. Bradbury, who participated in the 1998 Repricing as qualifying non-officer employees, were appointed as executive officers of the Company.

     401(k) MATCHING CONTRIBUTION. In 1997, the Board of Directors approved a 401(k) matching contribution for all 401(k) plan participants. The match is equal to 50% of the first 6% of a participant's contributions to the plan each year. The match is made in the form of Common Stock of the Company. Matching contributions are subject to a vesting schedule based on years of service with the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Effective July 12, 1996, Mr. Richard Haugen was hired as President and Chief Executive Officer of the Company. At that time the Committee reviewed salary surveys to determine the level of total compensation at which Chief Executive Officers of similar experience in the biotechnology industry were compensated. Following such evaluation, the Company and Mr. Haugen entered into an agreement pursuant to which his annual salary was set at $350,000, subject to periodic increases as determined by the Committee. Mr. Haugen was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's Option Plan with an exercise price of $8.50, per share which was the closing price of the Company's Common Stock as of July 12, 1996, the date of grant. Effective March 1, 1998, Mr. Haugen's annual salary was increased to $385,000, equivalent to a 5.5% increase. The salary increase was based on the Committee's evaluation of Mr. Haugen's performance during 1997 against objectives specified at the beginning of the year. Mr. Haugen did not receive cash bonuses in the fiscal years 1997 and 1998.

     In March 1998, Mr. Haugen resigned as Chief Executive Officer, President and a director of the Company, and Joseph C. Cook, Jr. accepted a position as Chairman of the Board of Directors and Chief Executive Officer of the Company. At that time the Committee reviewed salary surveys to determine the level of total compensation at which Chief Executive Officers of similar experience in the biotechnology industry were compensated. The Committee also considered Mr. Cook's unique and extensive knowledge of the pharmaceutical industry and his prior experience with the Company. Following such evaluation, the Company and Mr. Cook entered into an agreement pursuant to which his annual salary was set at $375,000. Mr. Cook's agreement also provides that the Company will reimburse Mr. Cook or pay for certain living expenses, associated travel expenses and tax gross-up payments related thereto. Mr. Cook was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the Company's Option Plan. Under the terms of his agreement, Mr. Cook is eligible to receive an annual merit bonus of up to $250,000, payable upon achievement of goals and milestones set by the Committee. Mr. Cook did not receive a cash bonus for the fiscal year 1998. In October 1998, Mr. Cook was granted an option to purchase an aggregate of 250,000 shares of the Company's Common Stock under the Company's Option Plan. Mr. Cook's salary for 1999 was not increased. In February 1999, he was granted an option to purchase an aggregate of 150,000 shares of the Company's Common Stock under the Company's Option Plan.

April 15, 1999                            COMPENSATION COMMITTEE

                                          James C. Blair
                                          James C. Gaither

OPTION REPRICING INFORMATION

     In April 1998, the Company implemented the 1998 Repricing applicable to employees of the Company who were not executive officers. Under the program, which was approved by the Company's stockholders, outstanding options held by qualifying non-officer employees with an exercise price greater than $4.938 per share, the closing price of the Company's Common Stock on the date of the exchange (the "1998 Exchange Price"), were exchanged for new options to purchase the same number of shares at an exercise price equal to the 1998 Exchange Price. Subject to certain exceptions, the new options are not exercisable until one year after the date of issuance, at which time they will continue to vest to the same extent as the old options surrendered therefor. The 1998 Repricing was implemented prior to the time that Nancy K. Dahl and Daniel M. Bradbury, who participated in the 1998 Repricing as qualifying non-officer employees, were appointed as executive officers of the Company.

     In April 1995, the Company implemented an option exchange program (the "1995 Repricing") applicable to all employees of the Company, including executive officers but excluding the Chief Executive Officer. Under the 1995 Repricing, outstanding options held by qualifying employees with an exercise price greater than $4.50 per share, the closing price of the Company's Common Stock on the date of the exchange (the "1995 Exchange Price"), were exchanged for new options to purchase the same number of shares at an exercise price equal to the 1995 Exchange Price. Subject to certain exceptions, the new options were not exercisable until one year after the date of issuance, at which time they continued to vest to the same extent as the old options surrendered therefor.

     The following table shows certain information concerning all repricings of options held by any executive officer during the last ten years.

                           TEN YEAR OPTION REPRICINGS

                                                                                                   LENGTH OF
                                        NUMBER OF    MARKET PRICE     EXERCISE                      ORIGINAL
                                       SECURITIES    OF STOCK AT      PRICE AT                    OPTION TERM
                                       UNDERLYING      TIME OF        TIME OF                     REMAINING AT
                                         OPTIONS     REPRICING OR   REPRICING OR                    DATE OF
                                       REPRICED OR    AMENDMENT      AMENDMENT     NEW EXERCISE   REPRICING OR
           NAME               DATE     AMENDED (#)       ($)            ($)         PRICE ($)      AMENDMENT
           ----              -------   -----------   ------------   ------------   ------------   ------------
Daniel M. Bradbury.........  4/24/98      20,000        4.938          12.375         4.938        7.75 years
  Senior Vice President of   4/24/98      15,000        4.938          12.000         4.938        8.75 years
  Corporate Development       4/3/95      20,000        4.500           6.500         4.500        9.25 years
                              4/3/95       5,153        4.500           6.250         4.500        9.75 years

Nancy K. Dahl..............  4/24/98      25,000        4.938          12.000         4.938        5.25 years
  Vice President, General    4/24/98         450        4.938          12.375         4.938        8.75 years
  Counsel and Secretary       4/3/95      25,000        4.500           8.500         4.500        8.25 years
                              4/3/95       3,000        4.500           6.000         4.500        9.75 years
                              4/3/95       5,454        4.500           6.000         4.500        9.75 years
                             8/26/94      25,000(1)     8.500           9.250         8.500        8.75 years

Bradford J. Duft...........   4/3/95      15,000        4.500           7.500         4.500        7.25 years
  Former Senior Vice          4/3/95      20,000        4.500           9.000         4.500        8.25 years
  President and General       4/3/95      50,000        4.500           6.875         4.500        9.25 years
  Counsel                     4/3/95      30,000        4.500           6.250         4.500        9.75 years

Richard A. Kenley..........   4/3/95      90,000        4.500           8.500         4.500        8.75 years
  Senior Vice President of    4/3/95      20,000        4.500           6.250         4.500        9.75 years
  Product Development        8/26/94      90,000(1)     8.500          13.000         8.500        9.50 years

Orville G. Kolterman.......   4/3/95      25,000        4.500           8.750         4.500        7.25 years
  Senior Vice President of    4/3/95      15,000        4.500           9.250         4.500        8.00 years
  Clinical Affairs            4/3/95      40,000        4.500          13.750         4.500        8.50 years
                              4/3/95      25,000        4.500          10.750         4.500        9.00 years
                              4/3/95      25,000        4.500          11.000         4.500        9.25 years
                              4/3/95       5,144        4.500           6.250         4.500        9.75 years

John F. Mullane............   4/3/95     150,000(1)     4.500           8.750         4.500        9.00 years
  Former Executive Vice       4/3/95      25,000(1)     4.500           8.500         4.500        9.25 years
  President of Development    4/3/95       5,000(1)     4.500           6.250         4.500        9.75 years

Majorie T. Sennett.........   4/3/95      25,000(1)     4.500          12.000         4.500        7.75 years
  Former Senior Vice          4/3/95      45,000(1)     4.500          14.250         4.500        8.75 years
  President, CFO and
  Assistant Secretary

---------------
(1) These options are no longer outstanding.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph compares total stockholder returns of the Company for the past 5 years to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq-US") and the Nasdaq Pharmaceutical Index (the "Nasdaq-Pharmaceutical"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market System (the "NMS"). The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NMS. In 1998, the Company's Common Stock was traded on the NMS and was a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical. Since February 1, 1999, the Company's Common Stock has been traded on the Nasdaq SmallCap Market.

   COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT FOR PREVIOUS 5 YEARS,
                                  1994-1998(2)

                                                          AMLN                      NASDAQ US             NASDAQ PHARMACEUTICAL
                                                          ----                      ---------             ---------------------
'12/31/93'                                                   100                         100                         100
'3/31/94'                                                 82.692                      95.797                      81.562
'6/30/94'                                                 46.154                      91.318                      71.191
'9/30/94'                                                 59.615                      98.881                      80.181
'12/30/94'                                                46.154                      97.752                      75.262
'3/31/95'                                                 35.577                     106.578                      81.484
'6/30/95'                                                 60.577                     121.911                      94.768
'9/29/95'                                                 55.769                     136.596                     118.413
'12/29/95'                                                73.077                     138.256                      138.04
'3/31/96'                                                 75.962                     144.699                      143.63
'6/28/96'                                                 82.692                     156.508                     139.526
'9/30/96'                                                   87.5                     162.052                     142.729
'12/31/96'                                                   100                     170.015                     138.469
'3/31/97'                                                 93.269                     160.793                     131.507
'6/30/97'                                                105.769                     190.266                      141.97
'9/30/97'                                                 64.908                      222.44                     159.253
'12/31/97'                                                41.831                      208.58                     142.976
'3/31/98'                                                 21.154                     244.052                     157.167
'6/30/98'                                                 29.085                     251.119                     145.667
'9/30/98'                                                 24.523                     227.341                     137.843
'12/31/98'                                                 3.846                     293.209                     183.019

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on December 31, 1993.

                              CERTAIN TRANSACTIONS

     The Company has entered into certain transactions with its directors, as described under the caption "Executive Compensation -- Compensation of Directors."

     The Company has also entered into certain agreements with its current Chief Executive Officer and Chairman of the Board, its former President and Chief Executive Officer and certain of its other current and former executive officers, as described under the caption "Executive Compensation-Employment Agreements."

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

     In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ JOSEPH C. COOK, JR.
                                          Joseph C. Cook, Jr.
                                          Chairman of the Board and Chief
                                          Executive Officer

April 15, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, AMYLIN PHARMACEUTICALS, INC., 9373 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121.

                          AMYLIN PHARMACEUTICALS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                            Adopted November 20, 1991

       Amended by the Board of Directors on May 29, 1997 and April 2, 1999

1.      PURPOSE.

        (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.      ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

            (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

            (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the


                                       1.

exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iv)  To amend the Plan as provided in paragraph 13.

            (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

        (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.      SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate six hundred thousand (600,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.      GRANT OF RIGHTS; OFFERING.

        The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.


                                       2.

5.      ELIGIBILITY.

        (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

        (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

            (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

            (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

            (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

        (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

        (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at


                                       3.

the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

        (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.      RIGHTS; PURCHASE PRICE.

        (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

        (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

            (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

            (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

7.      PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Purchase Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid


                                       4.

directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation, or such other inclusions or exclusions as the Board or the Committee may determine for one or more specified Offerings. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

        (b) At any time during a Purchase Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

        (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

        (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

8.      EXERCISE.

        (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such


                                       5.

participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

        (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and the Exercise Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Exercise Date shall not be delayed more than two (2) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Exercise Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.      COVENANTS OF THE COMPANY.

        (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.     USE OF PROCEEDS FROM STOCK.

               Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.     RIGHTS AS A STOCKHOLDER.

               A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.


                                       6.

12.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

        (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares reserved for rights under the Plan;

            (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

            (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

        (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person


                                       7.

to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

14.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on November 19, 2001. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

15.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.


                                       8.

                          AMYLIN PHARMACEUTICALS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 1999


        The undersigned hereby appoints Joseph C. Cook, Jr. and Nancy K. Dahl, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc. to be held at the Hyatt Regency La Jolla, located at 3777 La Jolla Village Drive, San Diego, California 92122, on Monday, May 24, 1999 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:    To elect directors to hold office until the next Annual
               Meeting of Stockholders and until their successors are elected.

[ ]     FOR all nominees listed below             [ ]   WITHHOLD AUTHORITY
        (except as marked to the contrary               to vote for all nominees
        below).                                         listed below.

NOMINEES:  James C. Blair, Ph.D., Joseph C. Cook, Jr., James C. Gaither,
           Ginger L. Graham, Howard E. Greene, Jr., Vaughn M. Kailian

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(s), WRITE SUCH NOMINEE(s)' NAME(s) BELOW :



                            (Continued on other side)

                           (Continued from other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2: To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 100,000 shares.

        [ ]    FOR                  [ ]     AGAINST    [ ]    ABSTAIN

PROPOSAL 3: To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

        [ ]    FOR                  [ ]     AGAINST    [ ]    ABSTAIN

DATED _________________                     ____________________________________


                                            ____________________________________
                                                        SIGNATURE(S)



                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.



April 15, 1999